EXHIBIT 10.90

                               FIRST AMENDMENT TO
                        INVISA, INC. 2003 INCENTIVE PLAN

      WHEREAS, the Invisa, Inc. 2003 Incentive Plan was established by the Company effective as of January 2, 2003 (the "Plan"); and

      WHEREAS, Section 3.3 of the Plan provides the Board of Directors with great flexibility in connection with the grant of options thereunder; and

      WHEREAS, the Company has determined that certain amendments are needed to the Plan in order to clarify the discretion granted to the Board of Directors to deviate from specific provisions of the Plan when necessary and appropriate when granting awards under the Plan; and

      WHEREAS, the Company has also determined that other clarifying amendments are needed to the Plan.

      NOW, THEREFORE, in consideration of the premises, the Company adopts the following provisions as the First Amendment to the Plan.

      1. Defined Terms. All capitalized terms in this First Amendment have the same meanings as set forth in the Plan.

      2. Form of Option. In the event an Option is designated as an Incentive Stock Option when granted, but the terms of the Option Agreement or other events occur to disqualify the Option from being treated as an Incentive Stock Option under the Plan or otherwise, the Option as granted shall be automatically deemed to be a Nonqualified Stock Option and shall remain subject to the terms of the Option Agreement.

      3. Stock Adjustments. Section 4.2 of the Plan is hereby deleted, and the following is substituted in lieu thereof:

      4.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE

      In the  event of  changes  in all of the  outstanding  shares  of Stock by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to the shares of Stock, or similar transactions or events, the number of Shares and class of Stock available under the Plan in the aggregate, the number of Shares and class of Stock subject to Options theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Board, or the Committee if one has been appointed (which adjustment may, but need not, include payment to the holder of an Option, in cash or in shares, in an amount equal to the difference between the price at which


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      such Option may be exercised and the then current Fair Market Value of the shares of Stock subject to such Option as equitably determined by the Board or the Committee, as the case may be). The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Board or the Committee, as the case may be, in its sole discretion; provided, however, that to the extent applicable, any adjustment to an Incentive Stock Option shall be made in a manner consistent with Section 424 of the Code. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option.

      4. Stock Restrictions. The following shall be added to the first sentence of Section 6.6 of the Plan to clarify that the Board may provide in the option agreement that an option grant is not subject to the right of first refusal:

      "Except as otherwise provided in the option agreement,".....

      5.  Repurchase  Rights.  The following  shall be added to the beginning of
Section 10.1 of the Plan:

      "Except as otherwise provided in the option agreement,".....

      6. Right of First Refusal. The word "option" shall be inserted in the first sentence of Section 10.2 of the Plan before the word "agreement" to clarify that it refers to the option agreement.

      7. Ratification of the Plan as Amended. The Company hereby ratifies and approves the Plan as amended.

      IN WITNESS WHEREOF, the undersigned officer of the Company certifies that the foregoing sets forth the First Amendment to the Invisa, Inc. 2003 Incentive Plan, as duly adopted by the Board of Directors.

      Signed on April 13, 2004 and effective as of November 6, 2003.

                                                          INVISA, INC.



                                               By: /s/ Edmund C. King
                                                   ----------------------------
                                                   Edmund C. King
                                                   Its Chief Financial Officer